EXHIBIT 4.29
This THIRTEENTH SUPPLEMENTAL INDENTURE (this “Thirteenth Supplemental Indenture”), dated as of August 15, 2025, among KEURIG DR PEPPER INC., a Delaware corporation (the “Company”), the Guarantors listed in Schedule I (the “Guarantors”), COMPUTERSHARE TRUST COMPANY, N.A., successor in interest to WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking corporation (the “Retiring Trustee”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking corporation (the “Successor Trustee”).
RECITALS
WHEREAS, the Company and the Retiring Trustee have heretofore executed and delivered an indenture, dated as of December 15, 2009 (the “Base Indenture”), providing for the issuance by the Company from time to time of its debt securities to be issued in one or more series;
WHEREAS, Section 9.1 of the Base Indenture provides, among other things, that the Company, any Guarantors and the Retiring Trustee may, without the consent of Holders, enter into indentures supplemental to the Base Indenture to evidence and provide for the acceptance under the Base Indenture of a successor trustee;
WHEREAS, Section 7.8 of the Base Indenture provides, among other things, that the Retiring Trustee may resign at any time by so notifying the Company;
WHEREAS, the Company desires to appoint U.S. Bank Trust Company, National Association to serve as the Successor Trustee under the Base Indenture and with respect to the debt securities of any series issued and authenticated under the terms of the supplemental indentures to the Base Indenture listed on Schedule II hereto (the “Debt Securities”);
WHEREAS, the Successor Trustee is willing to and by its execution of this Thirteenth Supplemental Indenture does hereby accept the appointment as trustee for all Debt Securities;
    WHEREAS, Section 9.1(5) of the Base Indenture permits the Company, the Guarantors, and the Trustee, without notice to or consent of any Holder, to amend or supplement the Indenture to make any change that does not adversely affect the legal rights of any Holders under the Indenture; and
    WHEREAS, each of the Company, the Guarantors, the Retiring Trustee and the Successor Trustee have agreed to amend Section 7.7 of the Base Indenture as provided for herein and the Company and the Guarantors have determined that such amendment does not adversely affect the legal rights of any Holder under the Indenture.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01Definitions.
(a)All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Base Indenture.
ARTICLE II

APPLICATION OF SUPPLEMENTAL INDENTURE
Section 2.01Resignation of the Retiring Trustee. Pursuant to Section 7.8 of the Base Indenture, the Retiring Trustee hereby acknowledges its replacement as Trustee, Registrar and Paying Agent under the Base Indenture and under each indenture supplemental thereto (collectively, the “Indenture”) with respect to all Debt Securities. The Retiring Trustee hereby assigns, transfers, delivers and confirms to the Successor Trustee all right, title, and interest of the Retiring Trustee in and to the trust under the Indenture with respect to all Debt Securities, all funds and other assets held in trust under the Indenture and all rights, powers, privileges, responsibilities, trusts, obligations, immunities, indemnities and duties of the Retiring Trustee, the Registrar and the Paying Agent under the Indenture. Notwithstanding the resignation of the Retiring Trustee as Trustee, Paying Agent, and Registrar under the Indenture, the Company shall remain obligated under the Indenture to compensate, reimburse and indemnify the Retiring Trustee in connection with its prior service as Trustee, Paying Agent, and Registrar as provided in the Indenture. The Company acknowledges its obligations set forth under the Indenture, including without limitation, to pay all amounts owing and payable to the Retiring Trustee pursuant to Section 7.7 of the Base Indenture (the “Resigning Trustee Amounts”). The Successor Trustee hereby agrees that any exercise of the charging lien of the Successor Trustee, including in connection with any bankruptcy proceeding and/or from any proceeds of collateral, shall include the payment of any and all outstanding Resigning Trustee Amounts.
Section 2.02Appointment of the Successor Trustee. Effective as of the date first written above (the “Effective Date”), the Company hereby appoints the Successor Trustee as Trustee under the Indenture with respect to all Debt Securities. The Successor Trustee is hereby vested with all rights, powers, privileges, responsibilities, trusts, obligations, immunities, protections, indemnities and duties of the Trustee, Registrar and Paying Agent under the Indenture with respect to each series of Debt Securities.
Section 2.03Acceptance by the Successor Trustee. The Successor Trustee hereby: (a) accepts its appointment as Trustee, Registrar and Paying Agent under the Indenture with respect to all Debt Securities; (b) agrees to perform and shall be bound by every provision of the Indenture applicable to the “Trustee” thereunder, as fully and effectually as if originally named therein as Trustee; and (c) represents and warrants that it is qualified and eligible under the provisions of Article VII of the Base Indenture and applicable law to act as Trustee with respect to the Securities.

Section 2.04    Amendment. The Company, the Guarantors, the Retiring Trustee and the Successor Trustee hereby agree to amend the first paragraph of Section 7.7 of the Base Indenture as follows:
“The Company and any Guarantor, jointly and severally, shall pay to the Trustee from time to time compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company and any Guarantor, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities, damages, claims, penalties, fines or expenses (including reasonable attorneys’ fees and expenses) (for purposes of this Section 7.7, “losses”) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise), except to the extent such losses may be attributable to its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel reasonably satisfactory to the Trustee and the Trustee shall provide reasonable cooperation at the Company’s and/or the Guarantors’ expense in the defense. The Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel provided that the Company and the Guarantors shall not be required to pay such fees and expenses if it assumes the Trustee’s defense, and, in the reasonable judgment of outside counsel to the Trustee, there is no conflict of interest between the Company and the Trustee in connection with such defense. Any settlement which affects the Trustee may not be entered into without the written consent of the Trustee, which consent shall not be unreasonably delayed, conditioned or withheld, unless the Trustee is given a full and unconditional release from liability with respect to the claims covered thereby and such settlement does not include a statement or admission of fault, culpability or failure to act by or on behalf of the Trustee. The Company and the Guarantors shall not be under any obligation to pay for any written settlement without its consent, which consent shall not be unreasonably delayed, conditioned or withheld. The Company and the Guarantors need not reimburse any expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.”

Section 2.05Representations and Warranties of the Retiring Trustee to the Company and the Successor Trustee. The Retiring Trustee represents and warrants to the Company and the Successor Trustee that:
(a)The Retiring Trustee understands that all of the rights, powers, privileges, responsibilities, trusts, obligations, immunities, protections, indemnities and duties of the Trustee outlined in the Indenture are hereby assigned, delivered and conveyed to the Successor Trustee (except as stated in Section 2.01 hereof);
(b)The Retiring Trustee has full power and authority to execute and deliver this Thirteenth Supplemental Indenture and to perform its obligations hereunder; and
(c)The Thirteenth Supplemental Indenture has been duly and validly authorized, executed and delivered by the Retiring Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
Section 2.06Representations and Warranties of the Successor Trustee to the Company and the Retiring Trustee. The Successor Trustee represents and warrants to the Company and the Retiring Trustee that:
(a)The Successor Trustee is qualified and eligible under the provisions of Article VII of the Base Indenture to accept its appointment as successor Trustee with respect to all Debt Securities;
(b)The Successor Trustee has full power and authority to execute and deliver this Thirteenth Supplemental Indenture and to perform its obligations hereunder; and
(c)The Thirteenth Supplemental Indenture has been duly and validly authorized, executed and delivered by the Successor Trustee and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.
Section 2.07Representations and Warranties of the Company to the Successor Trustee. The Company represents and warrants to the Successor Trustee that:
(a)The Thirteenth Supplemental Indenture has been duly and validly authorized, executed and delivered by the Company and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms;
(b)No Event of Default has occurred and is continuing;
(c)The Retiring Trustee has been properly replaced as Trustee effective as of the Effective Date under the terms of the Indenture; and
(d)All conditions relating to the appointment of the Successor Trustee as successor Trustee under the Indenture have been met by the Company.

Section 2.08Corporate Trust Office of the Successor Trustee. For all purposes under the Indenture, including the presentation or surrender of the Securities for payment, registration, transfer or exchange and for the service of notices and demands to or upon the Company in respect of the Securities, the “Corporate Trust Office of the Trustee” or other similar terms shall thereafter be deemed to refer to the Corporate Trust Office of the Successor Trustee at (i) for purposes of surrender, registration, transfer, exchange, or presentation for payment at 111 Fillmore Avenue. St. Paul, MN 55107, Attention: Global Corporate Trust – Keurig Dr Pepper Inc., and (ii) for all other purposes, One Federal Street, Boston, MA 02110, Attention: Global Corporate Trust – Keurig Dr Pepper Inc., or such other address as the Successor Trustee may designate by notice to the Company and the Holders.
Section 2.09Effect of this Thirteenth Supplemental Indenture. On and after the Effective Date, every reference in the Indenture or in any Securities to the “Trustee” shall be deemed to be a reference to the Successor Trustee, and every right, privilege, protection, immunity, indemnity and benefit afforded to the Trustee under the Indenture shall vest in and be enjoyed by the Successor Trustee with respect to all Securities, whether issued prior to, on or after the Effective Date, provided, however, that the Company shall remain obligated under the Indenture to compensate, reimburse and indemnify the Retiring Trustee in connection with its prior service as Trustee, Paying Agent, and Registrar as provided in the Indenture as stated in Section 2.01 hereof.
ARTICLE III

MISCELLANEOUS
Section 3.01Ratification of Indenture. This Thirteenth Supplemental Indenture is executed and shall be construed as an indenture supplement to the Base Indenture, and as supplemented and modified hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Thirteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 3.02Trust Indenture Act Controls. If any provision of this Thirteenth Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Thirteenth Supplemental Indenture by the Trust Indenture Act the required or deemed provision shall control.
Section 3.03Notices. All notices and other communications shall be given as provided in the Base Indenture; provided that any notice or communication mailed to the Company, the Resigning Trustee or the Successor Trustee shall be addressed as follows:
if to the Company:
Keurig Dr Pepper Inc.
6425 Hall of Fame Lane
Frisco, Texas 75034
Attention: Chief Legal Officer and General Counsel

if to the Resigning Trustee:
Computershare Trust Company, N.A.
1505 Energy Park Drive
St. Paul, MN 55108
Attention: CCT Administrator for Keurig Dr. Pepper Inc.
if to the Successor Trustee:
U.S. Bank Trust Company, National Association
One Federal Street
Boston, MA 02110
Attention: Global Corporate Trust
Section 3.04Governing Law; Waiver of Jury Trial. THIS THIRTEENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.
Section 3.05Successors. All agreements of the Company, the Retiring Trustee and the Successor Trustee in this Thirteenth Supplemental Indenture shall bind their respective successors. All agreements of Retiring Trustee and the Successor Trustee in this Thirteenth Supplemental Indenture shall bind each of its successors.
Section 3.06Multiple Originals. The parties may sign any number of copies of this Thirteenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Thirteenth Supplemental Indenture.
Section 3.07Headings. The headings of the Articles and Sections of this Thirteenth Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 3.08Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as statements of the Company, and the Retiring Trustee and the Successor Trustee do not assume any responsibility for their correctness. The Resigning Trustee and the Successor Trustee make no representations as to the validity or sufficiency of this Thirteenth Supplemental Indenture, except that each of the Resigning Trustee and the Successor Trustee represents that it is duly authorized to execute and deliver this Thirteenth Supplemental Indenture and perform its obligations hereunder. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Resigning Trustee or the Successor Trustee by reason of this Thirteenth Supplemental Indenture. In acting hereunder, all of the rights, privileges, protections, indemnities, immunities and benefits afforded to the Resigning Trustee and the Successor Trustee under the Base Indenture are deemed to be incorporated herein and shall be enforceable by the Resigning Trustee and the Successor Trustee hereunder as if set forth herein in full.
Section 3.09Force Majeure. In no event shall the Resigning Trustee or the Successor Trustee be responsible or liable for any failure or delay in the performance of its obligations arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, (i) any act or provision of present or future law or regulation or governmental authority, (ii) labor disputes, strikes or work stoppages, (iii) accidents, (iv) acts of war or terrorism, (v) civil or military disturbances or unrest, (vi) nuclear or natural catastrophes or acts of God, (vii) epidemics or pandemics, (viii) disease, (ix) national emergency, (x) interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, (xi) communications system failure, (xii) malware or ransomware, (xiii) the unavailability of the Federal Reserve Bank wire, telex or other communication or wire facility or (xiv) unavailability of any securities clearing system; it being understood that the Resigning Trustee and the Successor Trustee, as applicable, shall undertake commercially reasonable efforts to resume performance as soon as practicable under the circumstances.
Section 3.10Damages. In no event shall the Resigning Trustee or the Successor Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Resigning Trustee or the Successor Trustee, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 3.11USA PATRIOT Act. The Company acknowledges that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Successor Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Successor Trustee. The Company and the Guarantors agree that they will provide the Successor Trustee with such information as it may request in order for the Successor Trustee to satisfy the requirements of the USA PATRIOT Act.
Section 3.12Electronic Signatures. This Thirteenth Supplemental Indenture and any certificate, agreement or other document to be signed in connection with this Thirteenth Supplemental Indenture and the transactions contemplated hereby shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) in the case of this Thirteenth Supplemental Indenture and any certificate, agreement or other document to be signed in connection with this Thirteenth Supplemental Indenture and the transactions contemplated hereby, any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”). Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings. For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or Adobe (or such other digital signature provider as specified in writing to Trustee by the authorized representative)), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Resigning Trustee and the Successor Trustee, as applicable, including without limitation the risk of the Resigning Trustee and the Successor Trustee, as applicable, acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 3.13Effectiveness. This Thirteenth Supplemental Indenture shall become effective as of the Effective Date upon execution and delivery hereof by each of the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Thirteenth Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

KEURIG DR PEPPER INC.
By:    /s/ Dan Morrell
Name: Dan Morrell
Title: Vice President and Treasurer

[Signature Page to the Thirteenth Supplemental Indenture]

GUARANTORS:
234DP AVIATION, LLC
A & W CONCENTRATE COMPANY
BAI BRANDS LLC
BEVERAGES DELAWARE INC.
DP BEVERAGES INC.
DPS AMERICAS BEVERAGES, LLC
DPS BEVERAGES, INC.
DPS HOLDINGS INC.
DR PEPPER/SEVEN-UP BEVERAGE SALES COMPANY
DR PEPPER/SEVEN UP MANUFACTURING COMPANY
DR PEPPER/SEVEN UP, INC.
MOTT’S DELAWARE LLC
MOTT’S LLP
NANTUCKET ALLSERVE, LLC
SNAPPLE BEVERAGE CORP.
SPLASH TRANSPORT, INC.
THE AMERICAN BOTTLING COMPANY

By:    /s/ Dan Morrell
Name: Dan Morrell
Title: Vice President and Treasurer

[Signature Page to the Thirteenth Supplemental Indenture]

RESIGNING TRUSTEE:
COMPUTERSHARE TRUST COMPANY, N.A., as Resigning Trustee
By: /s/ Eric Schlemmer
 Name: Eric Schlemmer
Title: Vice President
SUCCESSOR TRUSTEE:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Successor Trustee
By: /s/ David J. Ganss
 Name: David J. Ganss
Title: Vice President

[Signature Page to the Thirteenth Supplemental Indenture]

SCHEDULE I
LIST OF GUARANTORS

234DP Aviation, LLC
A & W Concentrate Company
Bai Brands LLC
Beverages Delaware Inc.
DP Beverages Inc.
DPS Americas Beverages, LLC
DPS Beverages, Inc.
DPS Holdings Inc.
Dr Pepper/Seven-Up Beverage Sales Company
Dr Pepper/Seven Up Manufacturing Company
Dr Pepper/Seven Up, Inc.
Mott’s Delaware LLC
Mott’s LLP
Nantucket Allserve LLC
Snapple Beverage Corp.
Splash Transport, Inc.
The American Bottling Company

Schedule I-1

SCHEDULE II
LIST OF THE DEBT SECURITIES

Title of Notes	CUSIP Numbers	ISIN Numbers
3.400% Senior Notes due 2025	26138E AS8	US26138EAS81
2.550% Senior Notes due 2026	26138EAU3	US26138EAU38
3.430% Senior Notes due 2027	26138E AX7 U2645FAD2	US26138EAX76 USU2645FAD25
3.950% Senior Notes due 2029	49271VAP5	US49271VAP58
3.200% Senior Notes due 2030	49271V AJ9	US49271VAJ98
2.250% Senior Notes due 2031	49271V AN0	US49271VAN01
4.050% Senior Notes due 2032	49271VAQ3	US49271VAQ32
4.500% Senior Notes due 2045	26138E AT6	US 26138EAT64
4.420% Senior Notes due 2046	26138E AY5	US26138EAY59
3.800% Senior Notes due 2050	49271V AK6	US49271VAK61
3.350% Senior Notes due 2051	49271V AM2	US49271VAM28
4.500% Senior Notes due 2052	49271VAR1	US49271VAR15

Schedule II-1